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                                                                     EXHIBIT 4.1

                               INTERSYSTEMS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


         INTERSYSTEMS, INC., a Delaware corporation (the "Company"), has granted to _____________ (the "Optionee"), an option (the "Option") to purchase a total of [_____] shares (the "Shares") of the Company's common stock ("Common Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1997 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. NATURE OF THE OPTION. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. EXERCISE PRICE. The exercise price is $____ for each share of Common Stock subject to this Option, which price is not less than 100% of the fair market value (110% of the fair market value if the Optionee owns more than 10% of the Common Stock of the Company) per Share of the Common Stock on the date of grant.

3. EXERCISE OF OPTION. Subject to shareholder approval in accordance with the terms of the Plan, this Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

         (a)      Right to Exercise.

                  (i)      This option shall be exercisable as follows:

                           (a)      [vesting schedule]

                  (ii) This Option may not be exercised for a fraction of a share.

                  (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Section 9 of the Plan.

         (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered

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in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

3A. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A.

4. METHOD OF PAYMENT. Payment of the exercise price shall be by cash, check or shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, or any combination of such payment methods.

5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. TERMINATION OF STATUS AS AN EMPLOYEE. If Optionee ceases to serve as an Employee, he may, but only within thirty (30) days after the date he ceased to be an Employee of the Company, exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, if Optionee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Code), he may, but only within twelve (12) months from the date of termination of employment, exercise his Option to the extent he was entitled to exercise it at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

8. DEATH OF OPTIONEE.  In the event of the death of Optionee:

         (a) during the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be

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exercised, at any time within twelve (12) months following the date of death, by
Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living one (1) month after the date of death; or

         (b) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by . The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. TERM OF OPTION. This Option may not be exercised more than ________ years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11. EARLY DISPOSITION OF STOCK. Optionee understands that if he disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to him over the price paid for the Shares. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed at capital gain rates.

DATE OF GRANT: __________________, 199__

                                                  INTERSYSTEMS, INC.,
                                                  a Delaware corporation


                                                  By____________________________
                                                    Name:
                                                    Title:


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         Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.



Dated: _________, 199__


________________________________

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                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER:

COMPANY:    INTERSYSTEMS, INC.

SECURITY:   COMMON STOCK

DATE:


                  In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

                  (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. I am purchasing these securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

                  (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                  (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                  (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the

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availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment within the meaning of Rule 144, for the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated in Rule 144, if applicable.

                  (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period is satisfied.

                  (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                  (g) I understand that the certificate evidencing the Securities will be imprinted with a legend noting the above restrictions on sale.


Date:               , 19

                                                   Signature of Purchaser:

                                                   __________________________

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